Exhibit 4.77

LICENSE AGREEMENT

No. TM-2004 KBI

Moscow	February 2, 2004

Open Joint Stock Company “VIMPEL-COMMUNICATIONS”, a company established under the laws of the Russian Federation (the “Licensor”), represented by N.N. Pryanishnikov, First Vice President, Marketing Director, acting on the basis of Power of Attorney No. 550 dated December 23, 2003, as one party, and Open Joint Stock Company “KB Impuls”, a company established under the laws of the Russian Federation (the “Licensee”), represented by A.V. Izosimov, its General Director, acting on the basis of the Charter, as the other party, (the Licensor and the Licensee being collectively referred to as the “Parties”)

WHEREAS

•	The Licensor owns and holds the exclusive rights to the trademarks (service marks):

•	Combined BEE LINE registered by the Russian Agency for Patents and Trademarks (“Rospatent”) on January 30, 1998, under certificate No. 160555 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 9, 12, 16, 18, 25, 35, 36, 37, 38, 41 and 42;

•	Combined BEE LINE registered by Rospatent on January 30, 1998, under certificate No. 160554 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 9, 12, 16, 18, 25, 35, 36, 37, 38, 41 and 42;

•	BEEONLINE registered by Rospatent on July 3, 2000 under certificate No. 190554 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 35, 38 and 42;

•	BEEONLINE registered by Rospatent on July 3, 2000 under certificate No. 190555 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 35, 38 and 42;

•	Combined beeonline (image with a bee inside a callout) registered by Rospatent on January 4, 2001 under certificate No. 198351 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 35, 36, 38, 39, 42;

•	Combined beeonline (image with a bee inside a callout) registered by Rospatent on January 4, 2001 under certificate No. 198352 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 35, 36, 38, 39, 42;

•	Graphic trademark (bee inside a callout) registered by Rospatent on January 4, 2001 under certificate No. 198350 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 35, 36, 38, 39, 42;

•	beeoffice registered by Rospatent on May 18, 2002 under certificate No. 212428 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 9, 16, 35, 36, 38, 41, 42;

•	beepay registered by Rospatent on May 18, 2002 under certificate No. 212427 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 9, 16, 35, 36, 38, 41, 42;

•	beeinfo registered by Rospatent on October 28, 2002 under certificate No. 225874 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 9, 16, 35, 36, 38, 41, 42;

•	beebonus registered by Rospatent on March 28, 2003 under certificate No. 241522 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 9, 16, 35, 36, 38, 41, 42;

•	combined BEE LINE. WE MAKE IT EASY( ), registered by Rospatent on March 7, 2003 under certificate No. 240050 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 9, 16, 35, 36, 38, 41, 42;

•	BEE+ ( ) registered by Rospatent on June 27, 1999 under certificate No. 190309 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 9, 16, 28, 35, 36, 38, 41, 42 .

•	The Licensee is interested in using the above trademarks for designation of goods and services specified in this Agreement and wishes to obtain the right (license) to use them under the terms hereof;

The Parties have agreed as follows:

1.	SUBJECT OF THE AGREEMENT

The Licensor hereby grants to the Licensee for the term of this Agreement and for consideration specified in Article 5 hereof a non-exclusive license for the right to use the trademarks within the territory of Moscow and the Moscow Oblast, namely:

•	Combined BEE LINE ( ) pursuant to certificate No. 160555 with regard to the following classes of goods and services under ICGS: ICGS class 9 (equipment for transmission and reproduction of sound and images); ICGS class 16 (printed matters); ICGS class 25 (clothing, footwear, headgear); ICGS class 35 (advertising, office service); ICGS class 37 (repairs, installation of equipment including equipment for information networks and communication); ICGS class 38 (cellular telecommunications, radio relay telecommunications; rent, lease of cellular radio telephones and accessories); ICGS class 42 (industrial design, packing design, sales of cellular radiotelephones),

•	Combined BEE LINE pursuant to certificate No. 160554 with regard to the following classes of goods and services under ICGS: ICGS class 9 (equipment for transmission and reproduction of sound and images); ICGS class 16 (printed matters); ICGS class 25 (clothing, footwear, headgear); ICGS class 35 (advertising, office service); ICGS class 37 (repairs, installation of equipment including equipment for information networks and communication); ICGS class 38 (cellular telecommunications, radio relay telecommunications; rent, lease of cellular radio telephones and accessories); ICGS class 42 (industrial design, packing design, sales of cellular radiotelephones),

•	BEEONLINE ( ) pursuant to certificate No. 190554 with regard to the following classes of goods and services under the ICGS: ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications; rent, lease of cellular radio telephones and accessories), ICGS class 42 (industrial design, packing design, sales of goods, including through computer networks);

•	BEEONLINE pursuant to certificate No. 190555 with regard to the following classes of goods and services under the ICGS: ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications; rent, lease of cellular radio telephones and accessories), ICGS class 42 (industrial design, packing design, sales of goods, including through computer networks);

•	Combined beeonline pursuant to certificate No. 198351 with regard to the following classes of goods and services under the ICGS: ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications; rent, lease of cellular radio telephones and accessories), ICGS class 42 (industrial design, packing design, sales of goods, including through computer networks);

•	Combined beeonline ( ) pursuant to certificate No. 198352 with regard to the following classes of goods and services under the ICGS: ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications; rent, lease of cellular radio telephones and accessories), ICGS class 42 (industrial design, packing design, sales of goods, including through computer networks);

•	Graphic trademark pursuant to certificate No. 198350 with regard to the following classes of goods and services under the ICGS: ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications; rent, lease of cellular radio telephones and accessories), ICGS class 42 (industrial design, packing design, sales of goods, including through computer networks);

•	beeoffice pursuant to certificate No. 212428 with regard to the following classes of goods and services under ICGS: ICGS class 9 (equipment for transmission and reproduction of sound and images); ICGS class 16 (printed matters); ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications); ICGS class 42 (industrial design, packing design, sales of goods);

•	beepay pursuant to certificate No. 212427 with regard to the following classes of goods and services under ICGS: ICGS class 9 (equipment for transmission and reproduction of sound and images); ICGS class 16 (printed matters); ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications); ICGS class 42 (industrial design, packing design, sales of goods);

•	beeinfo pursuant to certificate No. 225874 with regard to the following classes of goods and services under ICGS: ICGS class 9 (equipment for transmission and reproduction of sound and images); ICGS class 16 (printed matters); ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications); ICGS class 42 (industrial design, packing design);

•	beebonus pursuant to certificate No. 241522 with regard to the following classes of goods and services under ICGS: ICGS class 9 (equipment for transmission and reproduction of sound and images); ICGS class 16 (printed matters); ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications); ICGS class 42 (industrial design, packing design);

•	combined BEE LINE. WE MAKE IT EASY ( ) pursuant to certificate No. 240050 with regard to the following classes of goods and services under ICGS: ICGS class 9 (equipment for transmission and reproduction of sound and images); ICGS class 16 (printed matters); ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications); ICGS class 42 (industrial design, packing design);

•	BEE+ ( ) pursuant to certificate No. 190309 with regard to the following classes of goods and services under ICGS: ICGS class 9 (equipment for transmission and reproduction of sound and images); ICGS class 16 (printed matters); ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications; rent, lease of cellular radio telephones and accessories); ICGS class 42 (industrial design, packing design, sales of cellular radiotelephones),

The trademarks licensed hereunder shall be collectively referred to as “Trademarks” and individually the “Trademark”.

1.2 The Licensee shall have the right to use the Licensor’s Trademarks in conjunction with its own trademark.

1.3 If the Licensee becomes aware of any unlawful use of the Trademarks by a third party the Licensee shall promptly inform the Licensor thereof.

1.4 If the Licensee discovers any violation by third parties of the rights granted to the Licensee hereunder the Licensee shall promptly inform the Licensor thereof.

1.5 If any claims are filed against the Licensee regarding infringement of third party rights in connection with the use of the license hereunder, the Licensee shall inform the Licensor accordingly. The Licensee on agreement with the Licensor shall settle any such claims or ensure court or arbitration protection. Any expenses or loss incurred by the Licensee in connection with such settlement shall be reimbursed by the Licensor in the agreed manner.

1.6 The use of the Trademarks hereunder means production, use, import, offer for sale, sale, other introduction or storage for this purpose of products or rendering of services identified by such Trademarks.

1.7 The Licensee shall use the Trademarks in the form registered in accordance with the certificates. The Licensee may not modify the Trademarks without the Licensor’s consent.

2.	SUBLICENSING

2.1 The Licensee may, on the terms of this Agreement and in accordance with applicable laws, issue sublicenses to use the Trademarks to its subsidiaries and partners (the “Sublicensees”) only subject to a prior written consent of the Licensor.

3.	QUALITY CONTROL

3.1 The Licensee may use the Licensor’s Trademarks provided that the quality of the goods/services identified by such Trademarks is at least equal to the quality of goods/services produced or rendered by the Licensor using the same Trademarks.

3.2 The Licensor shall control the quality of goods produced and services rendered.

4.	LIABILITY OF THE PARTIES

4.1 The Licensor shall ensure that the certificates for the trademarks mentioned herein are in full force and effect throughout the term hereof, subject to any extension of trademarks registration.

4.2 If the quality of products (services) rendered using the Licensor’s Trademarks is inconsistent with the established requirements the Licensee shall promptly take actions to restore due quality of the products (services). The Licensor may render administrative and procedural assistance to the Licensee. The Licensor’s demands to cure any defects shall be binding upon the Licensee.

4.3 The Licensee shall be granted a grace period established by the Licensor to restore the quality of products (services). The Licensor may prohibit production and sale of nonconforming products/services using the Trademarks until the quality of the same is restored.

4.4 If the quality of products (services) rendered by the Licensee is not restored within the period specified in clause 4.3 hereof the Licensor may terminate this Agreement.

Upon expiration or termination of this Agreement the Licensee shall promptly cease the use of the Trademarks.

5.	PAYMENTS

5.1 The Licensee shall pay to the Licensor a one-time consideration in the amount of the Ruble equivalent of US$ 1,000 (VAT included) for issuance of the non-exclusive license for the right to use the Trademarks. Payment shall be made in Rubles at the exchange rate of the RF Central Bank as of the payment date. The amount shall be credited to the Licensor’s account within one month after registration of this License Agreement with the Federal Executive Body for Intellectual Property.

6.	DISPUTE RESOLUTION

6.1 In case of any dispute between the Licensor and the Licensee on any issues arising from or in connection with this Agreement the parties shall use their best efforts to resolve the same through negotiations.

6.2 If the parties fail to resolve a dispute through negotiations within 30 calendar days such dispute shall be settled by the Moscow Arbitration Court in the manner established by applicable laws.

7.	TERM AND TERMINATION OF THE AGREEMENT

7.1 This Agreement has been executed for a term of 5 years as of its signing by the Parties and shall come into force as of the date of registration with the Federal Executive Body for Intellectual Property. The registration shall effected by the Licensor.

7.2 This Agreement may be extended by mutual agreement of the Parties. The terms of such extension shall be determined by the Parties at least 10 days prior to the expiration date.

7.3 This Agreement may be terminated by the Licensor unilaterally and extrajudicially without giving any reasons for such termination by written notice sent to the Licensee. If the Agreement is terminated by the Licensor without giving any reasons it shall be deemed terminated as of the day following the date of receipt by the Licensee of the written notice.

7.4 Upon expiration or termination of this Agreement the Licensee shall promptly cease to use the Trademarks and remove the design elements (including the Licensor’s corporate design elements) used on the basis of the materials and documents delivered by the Licensor.

8.	MISCELLANEOUS

8.1 Throughout the term of this Agreement the Licensee shall:

•	acknowledge the validity of the Licensor’s rights arising from the certificates of the Trademarks;

•	not challenge or assist in challenging the validity of the rights arising from the certificates of the Trademarks.

8.2 All duties and other expenses relating to preparation and registration of this Agreement shall be paid by the Licensor who shall file the License Agreement for registration with the Federal Executive Body for Intellectual Property within one week after the signing hereof by the Parties.

8.3 This Agreement shall be valid in the territory of the Russian Federation throughout the term of the certificate of Trademarks, subject to the term specified in clause 7.1 hereof.

8.4 All amendments and supplements hereto shall be in writing, signed by the Parties’ authorized representatives and registered with the Federal Executive Body for Intellectual Property.

8.5 This Agreement is made in three counterparts, one for each of the Licensee, Licensor and the Federal Executive Body for Intellectual Property.

8.6 Upon signature of this Agreement all prior communications and arrangements of the Parties on the issue of the Trademarks shall be of no further effect.

Exhibit 1 – List of Documents Required for Production and Use of Trademarks.

9.	LEGAL ADDRESSES OF THE PARTIES

9.1	LICENSOR:

Open Joint Stock Company “Vimpel-Communications”

(OJSC VimpelCom)

Russian Federation, 127083, Moscow, Ul. 8 Marta 10, bldg. 14.

Settlement account: 40702810138180121008, Sberbank of Russia, Vernadskoye OSB No. 7970, Moscow

Correspondent account: 30101810400000000225

BIC: 044525225

INN: 7713076301

9.2	LICENSEE:

Open Joint-Stock Company “KB Impuls”

(OJSC KB Impuls)

Russian Federation, 127083, Moscow, Ul. 8 Marta 10, bldg. 14.

Settlement account: 40702810038180130102, Sberbank of Russia, Vernadskoye OSB No. 7970, Moscow

Correspondent account: 30101810400000000225

BIC: 044525225

INN: 7713050039

On behalf of the Licensor	On behalf of the Licensee

By: N.N. Pryanishnikov	By: A.V. Izosimov

Exhibit 1

To the License Agreement No. TM-2004 KBI

LIST OF DOCUMENTS

Determining the Procedure and Form

of the Use of Trademarks

1.	Copies of Trademark Certificates

2.	OAO VimpelCom’s Brand Book

3.	Instruction on the Trademark Use by the Licensee

On behalf of the Licensor	On behalf of the Licensee

By: N.N. Pryanishnikov	By: A.V. Izosimov

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Amendment Agreement No. 1 to License Agreement No. TM-2004 KBI dated February 2, 2004

Moscow	, 2004

Open Joint Stock Company “Vimpel-Communications”, a company established under the laws of the Russian Federation (the “Licensor”), represented by N. N. Pryanishnikov, First Vice President, Marketing Director, acting on the basis of Power of Attorney No. 550 dated December 23, 2003, as one party, and Open Joint Stock Company “KB Impuls”, a company established under the laws of the Russian Federation (the “Licensee”), represented by A.V. Izosimov, its General Director, acting on the basis of the Charter (the “Licensee”), as the other party (collectively referred to as the “Parties”) have made this Amendment Agreement on the following:

1. Whereas the Trademarks (registered by Rospatent on July 3, 2000 under certificate No. 190554 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 35, 38 and 42) and BEEONLINE (registered by Rospatent on July 3, 2000 under certificate No. 190555 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 35, 38 and 42) were included into License Agreement No. TM-2004 KBI by mistake the Parties have agreed to exclude such Trademarks from the introductory part and Article 1 of License Agreement No. TM-2004 KBI and to revise the introductory part and Article 1 to read as follows:

Open Joint Stock Company Vimpel-Communications, a company established under the laws of the Russian Federation (the “Licensor”), represented by N. N. Pryanishnikov, First Vice President, Marketing Director, acting on the basis of Power of Attorney No. 550 dated December 23, 2003, as one party, and Open Joint Stock Company KB Impuls, a company established under the laws of the Russian Federation (the “Licensee”), represented by A.V. Izosimov, its General Director, acting on the basis of the Charter, as the other party, (the Licensor and the Licensee being collectively referred to as the “Parties”)

WHEREAS

•	The Licensor owns and holds the exclusive rights to the trademarks (service marks):

•	Combined BEE LINE ( ) registered by the Russian Agency for Patents and Trademarks (“Rospatent”) on January 30, 1998, under certificate No. 160555 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 9, 12, 16, 18, 25, 35, 36, 37, 38, 41 and 42;

•

Combined BEE LINE registered by Rospatent on January 30, 1998, under certificate No. 160554 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the

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International Classification of Goods and Services: 9, 12, 16, 18, 25, 35, 36, 37, 38, 41 and 42;

•	Combined beeonline (image with a bee inside a callout) registered by Rospatent on January 4, 2001 under certificate No. 198351 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 35, 36, 38, 39, 42;

•	Combined beeonline (XXXXXXXX) (image with a bee inside a callout) registered by Rospatent on January 4, 2001 under certificate No. 198352 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 35, 36, 38, 39, 42;

•	Graphic trademark (bee inside a callout) registered by Rospatent on January 4, 2001 under certificate No. 198350 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 35, 36, 38, 39, 42;

•	beeoffice registered by Rospatent on May 18, 2002 under certificate No. 212428 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 9, 16, 35, 36, 38, 41, 42;

•	beepay registered by Rospatent on May 18, 2002 under certificate No. 212427 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 9, 16, 35, 36, 38, 41, 42;

•	beeinfo registered by Rospatent on October 28, 2002 under certificate No. 225874 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 9, 16, 35, 36, 38, 41, 42;

•	beebonus registered by Rospatent on March 28, 2003 under certificate No. 241522 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 9, 16, 35, 36, 38, 41, 42;

•	combined BEE LINE. WE MAKE IT EASY ( ), registered by Rospatent on March 7, 2003 under certificate No. 240050 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 9, 16, 35, 36, 38, 41, 42;

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•	BEE+ ( ) registered by Rospatent on June 27, 1999 under certificate No. 190309 with the State Register of Trademarks and Service Marks of the Russian Federation with regard to the following goods and services of classes under the International Classification of Goods and Services: 9, 16, 28, 35, 36, 38, 41, 42 .

•	The Licensee is interested in using the above trademarks for designation of goods and services specified in this Agreement and wishes to obtain the right (license) to use them under the terms hereof;

The Parties have agreed as follows:

1.	SUBJECT OF THE AGREEMENT

The Licensor hereby grants to the Licensee for the term of this Agreement and for consideration specified in Article 5 hereof a non-exclusive license for the right to use the trademarks within the territory of Moscow and the Moscow Oblast, namely:

•	Combined BEE LINE ( ) pursuant to certificate No. 160555 with regard to the following classes of goods and services under ICGS: ICGS class 9 (equipment for transmission and reproduction of sound and images); ICGS class 16 (printed matters); ICGS class 25 (clothing, footwear, headgear); ICGS class 35 (advertising, office service); ICGS class 37 (repairs, installation of equipment including equipment for information networks and communication); ICGS class 38 (cellular telecommunications, radio relay telecommunications; rent, lease of cellular radio telephones and accessories); ICGS class 42 (industrial design, packing design, sales of cellular radiotelephones),

•	Combined BEE LINE pursuant to certificate No. 160554 with regard to the following classes of goods and services under ICGS: ICGS class 9 (equipment for transmission and reproduction of sound and images); ICGS class 16 (printed matters); ICGS class 25 (clothing, footwear, headgear); ICGS class 35 (advertising, office service); ICGS class 37 (repairs, installation of equipment including equipment for information networks and communication); ICGS class 38 (cellular telecommunications, radio relay telecommunications; rent, lease of cellular radio telephones and accessories); ICGS class 42 (industrial design, packing design, sales of cellular radiotelephones),

•	Combined beeonline pursuant to certificate No. 198351 with regard to the following classes of goods and services under the ICGS: ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications; rent, lease of cellular radio telephones and accessories), ICGS class 42 (industrial design, packing design, sales of goods, including through computer networks);

•

Combined beeonline ( ) pursuant to certificate No. 198352 with regard to the following classes of goods and services under the ICGS: ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay

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telecommunications; rent, lease of cellular radio telephones and accessories), ICGS class 42 (industrial design, packing design, sales of goods, including through computer networks);

•	Graphic trademark pursuant to certificate No. 198350 with regard to the following classes of goods and services under the ICGS: ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications; rent, lease of cellular radio telephones and accessories), ICGS class 42 (industrial design, packing design, sales of goods, including through computer networks);

•	beeoffice pursuant to certificate No. 212428 with regard to the following classes of goods and services under ICGS: ICGS class 9 (equipment for transmission and reproduction of sound and images); ICGS class 16 (printed matters); ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications); ICGS class 42 (industrial design, packing design, sales of goods);

•	beepay pursuant to certificate No. 212427 with regard to the following classes of goods and services under ICGS: ICGS class 9 (equipment for transmission and reproduction of sound and images); ICGS class 16 (printed matters); ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications); ICGS class 42 (industrial design, packing design, sales of goods);

•	beeinfo pursuant to certificate No. 225874 with regard to the following classes of goods and services under ICGS: ICGS class 9 (equipment for transmission and reproduction of sound and images); ICGS class 16 (printed matters); ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications); ICGS class 42 (industrial design, packing design);

•	beebonus pursuant to certificate No. 241522 with regard to the following classes of goods and services under ICGS: ICGS class 9 (equipment for transmission and reproduction of sound and images); ICGS class 16 (printed matters); ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications); ICGS class 42 (industrial design, packing design);

•	combined BEE LINE. WE MAKE IT EASY ( ) pursuant to certificate No. 240050 with regard to the following classes of goods and services under ICGS: ICGS class 9 (equipment for transmission and reproduction of sound and images); ICGS class 16 (printed matters); ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications; rent, lease of cellular radio telephones and accessories); ICGS class 42 (industrial design, packing design, sales of cellular radiotelephones),

•	BEE+ ( ) pursuant to certificate No. 190309 with regard to the following classes of goods and services under ICGS: ICGS class 9 (equipment for transmission and

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reproduction of sound and images); ICGS class 16 (printed matters); ICGS class 35 (advertising, office service); ICGS class 38 (cellular telecommunications, radio relay telecommunications; rent, lease of cellular radio telephones and accessories); ICGS class 42 (industrial design, packing design, sales of cellular radiotelephones),

The trademarks licensed hereunder shall be collectively referred to as “Trademarks” and individually the “Trademark”.

2. All other aspects not covered herein shall be governed by the terms of the License Agreement.

3. This Amendment Agreement shall be an integral part of the License Agreement.

4. This Amendment Agreement is made in three counterparts, one for each of the Licensee, Licensor and the Federal Executive Authority for Intellectual Property.

On behalf of the Licensor	On behalf of the Licensee

By: N.N. Pryanishnikov	By: A.V. Izosimov

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